Exhibit 99.01

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports 3rd Quarter FY2013 Results

EXTON, PA - (Marketwire – March 18, 2013) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2013 third quarter ended January 31, 2013. In the third quarter, WPCS generated consolidated EBITDA of approximately $528,000 on revenue of $9.5 million. This compares to an EBITDA loss of $5.6 million on $13.1 million of revenue for the same period in the prior year. For the nine months of fiscal year 2013 ended January 31, 2013, WPCS generated consolidated EBITDA of approximately $1.1 million on revenue of $32.9 million. This compares to an EBITDA loss of $4.3 million on revenue of $53.5 million for the same period in the prior year.

In connection with the completion of the $4 million senior secured convertible note financing facility on December 5, 2012, the conversion features of the notes and the common stock warrants issued are considered derivative financial instruments that are accounted for as a note discount with each being a derivative liability. WPCS is required to determine the fair value of these liabilities, with the changes in fair value recorded in the financial results each period as a non-cash charge or gain. In the third quarter, WPCS recorded non-cash charges of approximately $1.4 million for the amortization of note discounts and change in fair value of the derivative liabilities. These are non-cash charges and do not affect the operating cash flow or working capital of the company.

WPCS reported a consolidated net loss of approximately $1.2 million or $0.18 per diluted share, which includes the aforementioned non-cash charges. This compares to a net loss of approximately $10.3 million or $1.48 per diluted share, for the same period a year ago, which includes a loss from discontinued operations of approximately $1.6 million, or $0.23 per diluted share, related to the sale of the Hartford and Lakewood Operations.

For the nine months ended January 31, 2013, WPCS reported a net loss of approximately $724,000 or $0.10 per diluted share which includes the aforementioned non-cash charges of $1.4 million, and income from discontinued operations of approximately $1.1 million, or $0.16 per diluted share, related to the asset sale of the Hartford and Lakewood Operations. This compares to a net loss of $12.0 million or $1.73 per diluted share, for the same period a year ago, which includes a loss from discontinued operations of approximately $3.1 million, or $0.45 per diluted share, related to the sales of the Hartford, Lakewood, St. Louis and Sarasota Operations.

Andrew Hidalgo, CEO of WPCS, commented, “WPCS is excited to announce a third consecutive quarter of EBITDA profitability. We are also very pleased that our efforts in turning around the performance of the company from two difficult prior fiscal years, has been successful. We continue to improve our financial performance with higher gross margins and a healthy $27.6 million backlog and $54.4 million bid list.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 800-875-3456 for calls within the U.S. or 302-607-2001 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH83754. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the call will be available for a period of five days by dialing 402-220-2946 and entering 83754 as the program identification number.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

CONTACT:

WPCS International Incorporated

610-903-0400 x101

ir@wpcs.com

The press release references a financial measure, EBITDA that is not in accordance with GAAP. WPCS defines EBITDA in the traditional sense of earnings before interest, income taxes, depreciation and amortization but in addition, WPCS has incurred one-time charges (credits) for the (gain) loss from discontinued operations and the strategic alternatives effort as well as non-cash charges from changes in fair value of derivative liabilities, deferred tax asset valuation allowances, acquisition related earn-out costs and goodwill impairments. These charges are also excluded from the EBITDA calculation so that the company can provide a more meaningful perspective on the results for the continuing operations. The company uses EBITDA to evaluate its operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. The company believes that this measure is useful to investors because it enhances investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods. Non-GAAP measures are used at times by investors to assess the ongoing financial performance of the company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) or net income (loss) per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. Pursuant to the Requirements of Regulation G, WPCS has included a reconciliation of EBITDA to the most directly comparable GAAP financial measure.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
		(Note 1)		(Note 1)
REVENUE	$9,515,276	$13,122,319	$32,901,854	$53,493,243

COSTS AND EXPENSES:
Cost of revenue	6,604,565	14,709,969	23,442,850	47,296,559
Selling, general and administrative expenses	2,383,000	3,805,937	8,330,905	10,412,429
Depreciation and amortization	323,275	455,501	1,005,055	1,336,544
Change in fair value of acquisition-related contingent consideration	-	-	-	83,628

	9,310,840	18,971,407	32,778,810	59,129,160

OPERATING INCOME (LOSS)	204,436	(5,849,088)	123,044	(5,635,917)

OTHER EXPENSE (INCOME):
Interest expense	874,805	254,647	1,330,055	580,576
Change in fair value of derivative liabilities	702,574	-	702,574	-
Interest income	(2,111)	(27,409)	(18,070)	(59,378)

Loss from continuing operations before income tax (benefit) provision	(1,370,832)	(6,076,326)	(1,891,515)	(6,157,115)

Income tax (benefit) provision	(181,818)	2,606,559	(119,561)	2,664,063

LOSS FROM CONTINUING OPERATIONS	(1,189,014)	(8,682,885)	(1,771,954)	(8,821,178)

Discontinued operations
Income (loss) from operations of discontinued operations, net of tax (benefit) of ($31,913), $1,954,051, $110,518 and $1,837,728, respectively	31,913	(1,599,614)	(695,646)	(2,073,629)

(Loss) gain from disposal	(12,880)	-	1,826,539	(1,027,637)

Income (loss) from discontinued operations-	19,033	(1,599,614)	1,130,893	(3,101,266)

CONSOLIDATED NET LOSS	(1,169,981)	(10,282,499)	(641,061)	(11,922,444)

Net income attributable to noncontrolling interest	54,317	36,500	82,922	96,560

NET LOSS ATTRIBUTABLE TO WPCS	$(1,224,298)	$(10,318,999)	$(723,983)	$(12,019,004)

Basic and diluted net loss per common share attributable to WPCS:
Loss from continuing operations attributable to WPCS	$(0.18)	$(1.25)	$(0.26)	$(1.28)
Income (loss) from discontinued operations attributable to WPCS	$0.00	$(0.23)	$0.16	$(0.45)
Basic and diluted net loss per common share attributable to WPCS	$(0.18)	$(1.48)	$(0.10)	$(1.73)

Basic and diluted weighted average number of common shares outstanding	6,954,766	6,954,766	6,954,766	6,954,766

(1)	The prior year financial statements contain certain reclassifications to present discontinued operations and to conform to current presentation.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31,	April 30,
ASSETS	2013	2012
	(Unaudited)	(Note 1)
CURRENT ASSETS:

Cash and cash equivalents	$2,136,045	$811,283
Restricted cash	926,389	-
Accounts receivable, net of allowance of $1,635,761 and $1,794,729 at January 31, 2013 and April 30, 2012, respectively	10,903,997	22,343,304
Costs and estimated earnings in excess of billings on uncompleted contracts	1,019,220	1,340,379
Deferred contract costs	1,888,839	1,816,116
Inventory	-	1,475,266
Prepaid expenses and other current assets	481,262	326,075
Prepaid income taxes	48,280	137,279
Deferred tax assets	527,268	307,550
Total current assets	17,931,300	28,557,252

PROPERTY AND EQUIPMENT, net	3,411,853	4,309,450

OTHER INTANGIBLE ASSETS, net	285,073	382,852

GOODWILL	1,946,501	1,930,826

DEFERRED TAX ASSETS	258,537	243,999

OTHER ASSETS	271,800	371,020

Total assets	$24,105,064	$35,795,399

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	January 31,	April 30,
	2013	2012
	(Unaudited)	(Note 1)
CURRENT LIABILITIES:

Current portion of loans payable	$37,655	$143,514
Borrowings under line of credit	-	4,964,140
Senior secured convertible notes, net of debt discount	444,444	-
Derivative liability - senior secured convertible note	3,001,306	-
Current portion of capital lease obligations	-	15,465
Accounts payable and accrued expenses	4,824,341	16,669,621
Billings in excess of costs and estimated earnings on uncompleted contracts	1,687,438	3,594,193
Deferred revenue	762,442	790,270
Due joint venture partner	959,864	3,314,708
Other payable	2,287,621	-
Short-term bank loan	2,410,755	-
Income taxes payable	168,598	194,963
Total current liabilities	16,584,464	29,686,874

Loans payable, net of current portion	95,207	223,561
Derivative liability - warrants	1,945,284	-
Total liabilities	18,624,955	29,910,435

COMMITMENTS AND CONTINGENCIES

WPCS EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,954,766 shares issued and outstanding at January 31, 2013 and April 30, 2012	695	695
Additional paid-in capital	50,834,577	50,477,543
Accumulated deficit	(47,867,645)	(47,143,662)
Accumulated other comprehensive income on foreign currency translation	1,468,686	1,433,066

Total WPCS equity	4,436,313	4,767,642

Noncontrolling interest	1,043,796	1,117,322

Total equity	5,480,109	5,884,964

Total liabilities and equity	$24,105,064	$35,795,399

Reconciliation of GAAP to Non-GAAP Financial Measure (Unaudited)

(1) Reconciliation of Non-GAAP EBITDA as Adjusted:

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2013	2012	2013	2012

NET LOSS ATTRIBUTABLE TO WPCS, GAAP	$(1,224,298)	$(10,318,999)	$(723,983)	$(12,019,004)

Plus:
Net income attributable to noncontrolling interest	54,317	36,500	82,922	96,560
(Income) loss from discontinued operations, net of tax	(31,913)	1,599,614	695,646	2,073,629
Loss (gain) from disposal of discontinued operations	12,880	-	(1,826,539)	1,027,637
Income tax (benefit) provision	(181,818)	2,606,559	(119,561)	2,664,063
Interest expense	874,805	254,647	1,330,055	580,576
Change in fair value of derivative liabilities	702,574	-	702,574	-
Interest income	(2,111)	(27,409)	(18,070)	(59,378)
Change in fair value of acquisition-related contingent consideration	-	-	-	83,628
One time strategic costs	-	(199,260)	-	(58,748)
Depreciation and amortization	323,275	455,501	1,005,055	1,336,544

Consolidated EBITDA as adjusted, Non-GAAP	$527,711	$(5,592,847)	$1,128,099	$(4,274,493)